UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2014

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 25, 2014, Blackstone Mortgage Trust, Inc. (the “Company”) announced that it has adopted a dividend reinvestment and stock purchase plan (the “Plan”). The Plan is designed to provide the Company’s existing stockholders and interested new investors with a method of purchasing the Company’s class A common stock and investing all or a percentage of their cash dividends in additional shares of class A common stock. On March 25, 2014, the Company filed with the Securities and Exchange Commission a prospectus supplement (the “Prospectus Supplement”) to the prospectus included in the Company’s existing shelf registration statement on Form S-3 (File No. 333-190191) relating to the Plan.

Attached as Exhibit 5.1 to this Current Report is a copy of the opinion of Venable LLP regarding certain Maryland law matters, including the validity of the class A common stock offered pursuant to the Prospectus Supplement. Attached as Exhibit 8.1 to this Current Report is a copy of the opinion of Simpson Thacher & Bartlett LLP regarding certain tax matters in connection with the Prospectus Supplement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Venable LLP.

8.1	Opinion of Simpson Thacher & Bartlett LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: March 25, 2014

	By:	/s/ Randall S. Rothschild
	Name:	Randall S. Rothschild
	Title:	Secretary and Managing Director, Legal and Compliance